UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9355	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 25, 2011, the annual meeting of shareholders of Cubic Energy, Inc. (the “Company”) was held.  Nine directors were elected to serve until the Company’s next annual meeting and until their respective successors have been elected and qualified.  The vote for such directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Calvin A. Wallen, III	20,767,607	21,153,490	27,004,470
Gene C. Howard	20,912,646	21,008,451	27,004,470
Herbert A. Bayer	19,870,693	22,050,404	27,004,470
Bob L. Clements	22,085,657	19,835,440	27,004,470
Jon S. Ross	20,306,254	21,614,843	27,004,470
Phyllis K. Harding	40,126,809	1,794,288	27,004,470
William L. Bruggeman, Jr.	40,116,101	1,804,996	27,004,470
David B. Brown	40,761,277	1,159,820	27,004,470
Paul R. Ferretti	40,113,664	1,807,433	27,004,470

In addition, the shareholders ratified the appointment of Philip Vogel & Co., PC as the Company’s independent registered public accountant for the Company’s fiscal year ending June 30, 2011, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,380,747	20,345,839	198,981	0

Item 7.01               Regulation FD Disclosure.

Calvin A. Wallen, III, the Chairman of the Board, Chief Executive Officer and President of the Company, made a presentation at the annual meeting of shareholders of the Company, held on May 25, 2011.  The presentation materials delivered at the annual meeting of shareholders are attached hereto as Exhibit 99.1.  A copy of the materials has also been posted under the Investor Relations section of the Company’s website, www.cubicenergyinc.com.

In accordance with General Instruction B.2. of Form 8-K, this information, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

99.1                           Annual Shareholder Meeting Management Presentation dated May 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Secretary